    As filed with the Securities and Exchange Commission on July 22, 1996.
                                                 Registration No. 333-__________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                         ----------------------------

                                   FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ----------------------------

                          HARKEN ENERGY CORPORATION
            (Exact name of registrant as specified in its charter)

                     DELAWARE                         95-2841597
   (State or other jurisdiction of       (I.R.S. Employer Identification No.)
   incorporation or organization)


                          HARKEN ENERGY CORPORATION
                    5605 NORTH MACARTHUR BLVD., SUITE 400
                             IRVING, TEXAS 75038
                                (214) 753-6900
                        (Address, including Zip Code,
                       of Principal Executive Offices)

                           HARKEN ENERGY CORPORATION
                  1993 STOCK OPTION AND RESTRICTED STOCK PLAN
                            (Full title of the plan)

                               GREGORY S. PORTER
                             VICE PRESIDENT - LEGAL
                           HARKEN ENERGY CORPORATION
                     5605 NORTH MACARTHUR BLVD., SUITE 400
                              IRVING, TEXAS 75038
                                 (214) 753-6900
                     (Name, address, and telephone number,
                   including area code, of agent for service)
                         ----------------------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                     Proposed maximum          Proposed maximum
 Title of securities to be     Amount to be         offering price per        aggregate offering          Amount of
      registered (1)            registered               share(2)                 price (2)           registration fee
- ------------------------------------------------------------------------------------------------------------------------
       Common Stock,
      $.01 par  value       1,000,000 Shares             $2.31                 $2,310,000.00              $796.55
========================================================================================================================

(1) Shares of common stock of Harken Energy Corporation (the "Company"), $.01 par value per share (the "Common Stock"), being registered hereby relate to the Harken Energy Corporation 1993 Stock Option and Restricted Stock Plan Harken Energy (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended
         (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on July 16, 1996, as reported on the American Stock Exchange.

================================================================================

                           INCORPORATION BY REFERENCE


         The 1,000,000 shares of Common Stock being registered hereby shall be issued under the Plan, which was amended as of June 11, 1996, to increase the number of shares of Common Stock available for issuance under the Plan. Pursuant to Instruction E of Form S-8, the contents of the Company's Registration Statement on Form S-8 as filed with Securities and Exchange Commission on September 23, 1993, Registration No. 33-69210, are incorporated by reference herein.

Item 8.      Exhibits.

The following are filed as exhibits to this Registration Statement:

Exhibit No.               Description
- ----------                -----------
4.1                       Form of certificate representing shares of Harken common stock, par value $.01 per share (filed as Exhibit 1 to Harken's Registration Statement on Form 8-A, File No. 0-9207, and incorporated by reference herein).

4.2                       Certificate of the Designations, Powers, Preferences and Rights of Series C Cumulative
                          Convertible Preferred Stock, $1.00 par value of Harken Energy Corporation (filed as Exhibit 4.3 to Harken's Annual Report on Form 10-K for the fiscal year ended December 31, 1989, File No. 0-
                          9207, and incorporated by reference herein).

4.3                       Certificate of the Designations of Series D Preferred Stock, $1.00 par value of Harken Energy
                          Corporation (filed as Exhibit 4.3 to Harken's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1995, File No. 0-9207, and incorporated by reference herein).

4.3                       Harken Energy Corporation 1993 Stock Option and Restricted Stock Plan (incorporated herein by reference from Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Reg. No.
                          33-69210)).

4.4                       First Amendment to Harken Energy Corporation 1993 Stock Option and Restricted Stock Plan.*

5                         Opinion of Gregory S. Porter, Esq.*

23.1                      Consent of Gregory S. Porter, Esq.(See Exhibit 5).*

23.2                      Consent of Arthur Andersen & Co.*

24                        Power of Attorney.*

- ---------------------
* filed herewith

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on July 22, 1996.

                                        HARKEN ENERGY CORPORATION


                                                             *
                                        ----------------------------------------
                                        Mikel D. Faulkner, Chairman of the
                                        Board and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            Signature                                  Title                                      Date
- ---------------------------------      ------------------------------------                 -------------------
              *                          Chairman of the Board and Chief                       July 22, 1996
 -------------------------------         Executive Officer (Principal
 Mikel D. Faulkner                       Executive Officer)




              *                          President and Chief Operating Officer                 July 22, 1996
 -------------------------------         and Director
 Richard H. Schroeder



              *                          Senior Vice President and Chief                       July 22, 1996
 -------------------------------         Financial Officer (Principal
 Bruce N. Huff                           Accounting Officer and Principal
                                         Financial Officer)

              *                          Director                                              July 22, 1996
 -------------------------------
 Michael M. Ameen, Jr.



              *                          Director                                               July 22, 1996
 -------------------------------
 Michael R. Eisenson

                                         Director                             July 22, 1996
 -------------------------------
 Edwin C. Kettenbrink, Jr.




             *                           Director                              July 22, 1996
 --------------------------------
 Talat M. Othman



             *                           Director                             July 22, 1996
 -------------------------------
 Donald W. Raymond




                                         Director                             July 22, 1996
 -------------------------------
 Gary B. Wood


*Gregory S. Porter, by signing his name hereto, does hereby sign this Registration Statement on behalf of Harken Energy Corporation and each of the above-named officers and directors of such Company pursuant to powers of attorney, executed on behalf of the Company and each officer and director.


/s/ Gregory S. Porter
- ---------------------
Gregory S. Porter,
Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit No.        Description                                                                                           Page
- -----------        -----------                                                                                           ----
4.1                Form of certificate representing shares of Harken common stock, par value $.01 per share (filed as Exhibit 1 to Harken's Registration Statement on Form 8-A, File No. 0-9207, and incorporated by reference herein).

4.2                Certificate of the Designations, Powers, Preferences and Rights of Series C Cumulative
                   Convertible Preferred Stock, $1.00 par value of Harken Energy Corporation (filed as Exhibit 4.3 to Harken's Annual Report on Form 10-K for the fiscal year ended December 31, 1989, File No. 0-
                   9207, and incorporated by reference herein).

4.3                Certificate of the Designations of Series D Preferred Stock, $1.00 par value of Harken Energy
                   Corporation (filed as Exhibit 4.3 to Harken's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1995, File No. 0-9207, and incorporated by reference herein).

4.3                Harken Energy Corporation 1993 Stock Option and Restricted Stock Plan (incorporated herein by reference from Exhibit 4.3 to the Company's Registration Statement on Form S-8 (Reg. No.
                   33-69210)).

4.4                First Amendment to Harken Energy Corporation 1993 Stock Option and Restricted Stock Plan.*

5.1                Opinion of Gregory S. Porter, Esq.*

23.1               Consent of Gregory S. Porter, Esq.(See Exhibit 5).*

23.2               Consent of Arthur Andersen & Co.*

24.1               Power of Attorney.*


- ---------------------
* filed herewith